UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2006
THE WILLIAMS COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4174 (Commission File Number)	73-0569878 (I.R.S. Employer Identification No.)

One Williams Center Tulsa, Oklahoma (Address of principal executive offices)	74172 (Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 1, 2005, The Williams Companies, Inc. (“Williams”) entered into a Credit Agreement among Williams, Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, and Williams Partners L.P. (collectively, the “Borrowers”), the lenders from time to time parties thereto, and Citibank, N.A., as administrative agent (the “Credit Agreement”).
     The Credit Agreement replaces the Amended and Restated Credit Agreement, dated May 20, 2005, by and among the Borrowers, the several lenders from time to time parties thereto, and Citicorp USA, Inc., as administrative agent and collateral agent (the “Old Credit Agreement”).
     The Credit Agreement consists of a $1.5 billion senior unsecured revolving line of credit. The Credit Agreement has a term of three years. Borrowings under the Credit Agreement bear interest at a variable interest rate based on either LIBOR or a base rate, in either case plus an applicable margin that varies depending upon the rating of the applicable borrower’s senior unsecured long-term debt.
     The Credit Agreement is guaranteed by Williams Gas Pipeline Company, LLC. The obligations of Williams Partners, L.P. are guaranteed by Williams.
     The Credit Agreement contains a number of restrictions on the Borrowers’ business, including, but not limited to, restrictions on certain of the Borrowers’ and certain of the Borrowers’ subsidiaries’ ability to grant liens on assets, merge, consolidate, or sell assets; incur indebtedness; engage in transactions with related parties; and make distributions on equity interests. In addition, Williams is at certain times subject to a minimum ratio of consolidated EBITDA to interest expense financial maintenance covenant. The Credit Agreement also contains affirmative covenants and events of default, including a cross acceleration to debt in a principal amount of $100 million or greater, and the occurrence of a change of control. Failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Borrowers’ debt and other financial obligations under the Credit Agreement.
     As of May 1, 2005, there are no outstanding borrowings under the Credit Agreement.
     The foregoing does not constitute a complete summary of the terms of the Credit Agreement, which is attached hereto as Exhibit 10.1. The description of the terms of the Credit Agreement is qualified in its entirety by reference to such exhibit.
     A copy of the press release announcing the Credit Agreement is furnished herewith as Exhibit 99.1.
Item 1.02. Termination of a Material Definitive Agreement.
     The disclosure required by this item is included in Item 1.01 of this Current Report and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in Item 1.01 of this Current Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.
Exhibits. The following are filed as Exhibits to this Report.
10.1	Credit Agreement, dated as of May 1, 2006, among The Williams Companies, Inc., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, and Williams Partners L.P., as Borrowers, and Citibank, N.A., as Administrative Agent.
99.1	Press release dated May 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By: /s/ Brian K. Shore

Name: Brian K. Shore
Title: Secretary
Dated: May 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 1, 2006, among The Williams Companies, Inc., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, and Williams Partners L.P., as Borrowers, and Citibank, N.A., as Administrative Agent.
99.1	Press release dated May 1, 2006.

5